FOURTH AMENDMENT TO SHARE EXCHANGE AGREEMENT

This Fourth Amendment to Share Exchange Agreement (this “Amendment”) is entered as of this 2nd day of February, 2004, to amend that certain Share Exchange Agreement (the “Exchange Agreement”) dated November 7, 2001, as previously amended by the Amendment to Share Exchange Agreement dated February 11, 2002, by the Second Amendment to Share Exchange Agreement dated April 30, 2002 and by the Third Amendment to Share Exchange Agreement dated June 11, 2002 (collectively, the “Exchange Agreement”) by and among FACT Corporation, previously known as Capital  Reserve Corporation, a Colorado corporation (“Corp.”) and Food and Culinary Technology Group, Inc., a Nevada corporation ("Group"), and the shareholders of FACT, namely International Securities Group, Inc., a Nevada corporation, TMAmerican Holdings Limited, a Nova Scotia corporation, and Food Information Services Inc., a Florida corporation. The following entities, who were parties to the Exchange Agreement and the first three Amendments referenced above, are not parties to this Amendment are they ceased being shareholders of Group prior to the date hereof: SN Global Investments Inc. a Nova Scotia corporation, Gallus Importations Inc., a Quebec corporation, Steven M. Schechter, Jennifer Flynn and Steven Capodicasa.

WHEREAS, the Exchange Agreement provides in Section 3 thereof, among other things, that the shares of Corp. Class A common stock and the shares of Group common stock shall be released upon certain specified events; and

WHEREAS, the parties now wish to amend such provision of the Exchange Agreement as set forth below in this Amendment.

NOW THEREFORE, upon full and complete execution hereof, the Exchange Agreement is deemed to be amended as follows:

1.  All undefined terms used herein shall have the meaning ascribed thereto in the Exchange Agreement.

2.  All of the Group Shares stock held in escrow shall immediately be released and delivered to Corp. and that all of the FACT Shares issued to ISG, TM and FIS pursuant to Section 3 of the Exchange Agreement shall be released and delivered to such entities.

3. The Escrow is hereby closed and the Escrow Agent, upon delivery of the Group shares, shall have no further obligations, rights or duties under the Exchange Agreement.

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4. Subsection 3.C of the Exchange Agreement is hereby deleted and shall have no further obligation on the Corp. or Group.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and the year first above written.

FOOD AND CULINARY

FACT CORPORATION,

TECHNOLOGY GROUP INC., a Nevada

a Colorado corporation

corporation

By: /s/ Jacqueline Danforth

By: /s/ Jacqueline Danforth

Name:

Jacqueline Danforth

Name: Jacqueline Danforth

Title:   President

Title: President

INTERNATIONAL SECURITIES

FOOD INFORMATION SERVICES

GROUP INC., a Nevada corporation

INC., an Ontario corporation

By: /s/ W. Scott Lawler

By: /s/ Brian Raines

Name:  W. Scott Lawler

Name:

Brian Raines

Title:

President

Title: President

TMAMERICAN HOLDINGS LTD.,

a Nova Scotia corporation

By: /s/ Thomas Murdoch

Name:

Thomas Murdoch

Title: President

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